UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2023

Enovix Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 26, 2023, Enovix Corporation and its subsidiary in Malaysia, Enovix Malaysia SDN. BHD. (together, “Enovix”) entered into a manufacturing agreement (the “Agreement”) with YBS International Berhad (“YBS”), a Malaysian corporation, including its wholly owned subsidiary, Orifast Solution Sdn Bhd. Under the direction of Enovix and using Enovix proprietary technology, YBS will manufacture and Enovix will purchase batteries in accordance with Enovix specifications. The initial term of the Agreement is ten years and will automatically renew for one successive five-year period unless earlier terminated. Each party has normal and customary termination rights, including termination for material breach and upon mutual agreement.
Enovix and YBS have agreed to share the initial investment of $100 million United States dollars for the equipment for the Gen2 Line 1 and facilitation costs, as set out in the Agreement. Enovix will contribute 30% and YBS has the obligation to finance the remainder 70%. YBS will obtain $70 million in financing for manufacturing operations under the Agreement from OCBC Bank (Malaysia) Berhad (“OCBC”). Enovix is in discussions with OCBC to provide collateral for YBS’ financing arrangement. Pricing under the Agreement is set on a cost-plus basis and is subject to a minimum commitment on behalf of Enovix. At any time during the first seven years of the Agreement’s term, Enovix reserves the right to purchase the Gen2 Line 1 by repaying the YBS financed amount set out in the Agreement net of depreciation and Enovix shall also bear the early repayment penalty fee imposed by the financier (if any).
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a redacted copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending July 2, 2023. The press release announcing this Agreement with YBS described above is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is filed herewith.
Item 2.02 Results of Operations and Financial Condition.
On July 26, 2023, Enovix Corporation issued a press release announcing the release of its financial results for the second fiscal quarter ended July 2, 2023. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
This information, including the exhibits attached, is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth be specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, the ability of YBS to obtain financing from OCBC for manufacturing operations under the Agreement and Enovix’s provision of collateral in connection with such financing arrangement with OCBC. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this Current Report on Form 8-K shareholders speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release regarding YBS Manufacturing Agreement dated July 26, 2023.
99.2	Q2 2023 Financial Result Press Release dated July 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	July 26, 2023	By:	/s/ Farhan Ahmad
Farhan Ahmad Chief Financial Officer